Exhibit 23.1



                         Consent of Independent Auditors


We hereby consent to the use in this Post-Effective Amendment No. 1 of Form SB-2 for the Registration of Securities by a Small-Business Issuer of our report dated December 23, 2002 relating to the audited financial statements of Delivery Now Corp. and Subsidiary as of September 30, 2002 and for each of the two years ended September 30, 2002 which appear in such Post-Effective Amendment No. 1 of Form SB-2. We also consent to the reference to us under the headings "Experts" in Such Post-Effective Amendment No. 1 of Form SB-2.

/s/  Rogoff  &  Company,  P.C.

New  York,  New  York
January  27,  2003